PEOPLES BANCORP INC. - P.O. BOX 738 - MARIETTA, OHIO - 45750
                                                          www.peoplesbancorp.com


NEWS RELEASE


FOR IMMEDIATE RELEASE                    Contact: Mark F. Bradley
---------------------                             President and CEO
April 14, 2006                                    (740) 373-3155


                           PEOPLES BANCORP INC. HOLDS
                         ANNUAL MEETING OF SHAREHOLDERS
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         MARIETTA,  Ohio - The  Annual  Meeting of the  Shareholders  of Peoples
Bancorp Inc. ("Peoples") (Nasdaq: PEBO) was held April 13, 2006, in Marietta, Ohio.
         At the meeting, shareholders re-elected Board members Carl L. Baker, Jr., George W. Broughton, Wilford D. Dimit, and Richard Ferguson to serve as directors of Peoples for three-year terms expiring in 2009. In addition, shareholders followed the recommendation of the Board in approving the Peoples Bancorp Inc. 2006 Equity Plan and adopting amendments to various sections of Peoples' Code of Regulations.
         President and Chief Executive Officer Mark F. Bradley reviewed Peoples' 2005 results of operations and financial performance. Bradley commented during the meeting, "We focus on long-term growth of shareholder value. Consistent with this philosophy, on a 5, 10, and 20-year basis, we have delivered double-digit growth in value to our shareholders."
         Peoples provided information on its amended Dividend Reinvestment and Stock Purchase Plan. Under this plan, participants may purchase additional common shares of Peoples Bancorp stock by making optional cash investments. Information about the plan, including a copy of the prospectus describing the Plan, may be obtained from Shareowner Services 161 N. Concord Exchange South St. Paul, MN 55075 or by calling (800) 468-9716.
         Peoples also announced it will release first quarter 2006 earnings before the market opens on April 19, 2006. Peoples' executive management will conduct a facilitated conference call to discuss first quarter results of operations at 11:00 a.m. Eastern Daylight Time on the same date. Analysts, media and individual investors are invited to participate in the conference call by calling 877-407-8033. A simultaneous webcast of the conference call audio can be accessed via the Investor Relations section on Peoples' website, www.peoplesbancorp.com, where a replay will also be available.
         Peoples Bancorp Inc., a diversified financial products and services company with $1.9 billion in assets, makes available a complete line of banking, investment, insurance, and trust solutions through 48 locations and 34 ATMs in Ohio, West Virginia and Kentucky. Peoples' financial service units include Peoples Bank, Peoples Financial Advisors (a division of Peoples Bank) and
Peoples Insurance Agency, Inc. Peoples' common shares are traded on the NASDAQ national market under the symbol "PEBO", and Peoples is a member of the Russell 3000 index of US publicly traded companies. Learn more about Peoples at www.peoplesbancorp.com.


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